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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.
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                                                                    Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
                                ROYALTY AGREEMENT

      This Amendment No. 1 (this "Amendment"), dated as of November 5, 2001, to the Royalty Agreement, dated as of October 19, 2001, as amended by letter agreement also dated October 19, 2001 (the "Royalty Agreement"), is by and between NMT Medical, Inc., a Delaware corporation ("NMT"), and C.R. Bard, Inc., a New Jersey corporation ("Bard").

      WHEREAS, NMT and Bard have heretofore executed and entered into the Royalty Agreement; and

      WHEREAS, pursuant to Section 4.1(a) of the Royalty Agreement, NMT and Bard may amend, modify or supplement the Royalty Agreement only by a written instrument executed by each of the parties; and

      WHEREAS, NMT and Bard desire to further amend the Royalty Agreement on the terms and conditions set forth in this Amendment.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Amendment. Section 1.4 of the Royalty Agreement is hereby deleted and the following new Section 1.4 inserted in lieu thereof:

            "1.4 Net Sales Defined. For purposes of this Agreement, "Net Sales" with respect to a Product shall mean, for any fiscal quarter, the gross invoiced sales of such Product by Bard or any Affiliate of Bard to all non-affiliated third parties, less the following offsets and deductions:
      (i) sales, use or value-added taxes, to the extent included in the gross invoiced sales; and (ii) freight and handling charges, to the extent included in the gross invoiced sales; and (iii) relevant customary cash, trade and quantity discounts and rebates actually granted and given by Bard or an Affiliate to customers, including but not limited to administrative fees paid to any group purchasing organization of which the customer is a member; and (iv) allowances, credits and payments for returned Products. In the event the Product is sold in kit or in combination with any item which is not covered by the Intellectual Property Rights ("Kit"), the Net Sales of such Product shall be determined for each quarter by application of the following formula:

[**]

o "Average Retail Price" means (a) with respect to each component in a Kit that is not a Product, the average retail sales price to hospitals of such component during such quarter, and (b) with respect to each Product in a Kit, Bard's or its Affiliate's Average Sale Price for such Product, as sold separately.

o "Average Sale Price," for either a Kit or a Product in a Kit, shall be calculated by dividing (A) Bard's or its Affiliate's gross invoiced selling price during such fiscal quarter for all such
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      Kits or separately-sold Products, as the case may be, less applicable deductions and offsets set forth above, divided by (B) the total number of such Kits or separately-sold Products, as the case may be, sold by Bard or its Affiliate during such fiscal quarter."

      2. Full Force and Effect. Except as expressly amended hereby, the Royalty Agreement shall continue in full force and effect and is in all respects ratified and confirmed.

      3. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to its conflicts of laws rules.

      4. Counterparts. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Royalty Agreement to be executed in counterparts as of the date first written above.


NMT MEDICAL, INC.                    C.R. BARD, INC.


By:  John E. Ahern                   By:  Robert Mellen
  -------------------------------       ----------------------------------------

Its: President & Chief Executive     Its: President, Bard Peripheral
     Officer                         Technologies, a division of C.R. Bard, Inc.
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